Exhibit 99.3
SECOND AMENDMENT
OF THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COMMON SECURITIZATION SOLUTIONS, LLC

This Second Amendment of the Fourth Amended and Restated Limited Liability Company Agreement (this “Amendment”) is made and entered into to be effective as of June 25, 2025, by and among the Federal National Mortgage Association, a government-sponsored enterprise chartered by Congress having its principal place of business at 1100 15th Street, NW, Washington, DC 20005 (“Fannie Mae”), and the Federal Home Loan Mortgage Corporation, a government-sponsored enterprise chartered by Congress having its principal place of business at 8200 Jones Branch Drive, McLean, Virginia 22102 (“Freddie Mac”), and Common Securitization Solutions, LLC, a Delaware limited liability company having its principal place of business at 7501 Wisconsin Avenue, Suite 400W, Bethesda, Maryland 20814 (the “Company” or “CSS”). (Fannie Mae and Freddie Mac each may be referred to herein individually as an “Enterprise” or a “GSE” and, collectively, as the “Enterprises or the “GSEs.”)

RECITALS:

A.The Company was formed by filing of its Certificate of Formation with the Office of the Delaware Secretary of State on October 7, 2013. The Enterprises, collectively, are all of the Members of the Company.

B.The Federal Housing Finance Agency (“FHFA”) has been appointed as the conservator of the Enterprises pursuant to Section 1367(a) of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, as amended (the “Safety and Soundness Act”).

C.In its capacity as conservator, FHFA succeeds to all rights, titles, powers, and privileges of each Enterprise and of its stockholders, officers, or directors with respect to the Enterprise and its assets. FHFA exercises authority over the Company in FHFA’s capacity as regulator and supervisor of the Company, and as conservator of the Enterprises.

D.The Enterprises previously entered into a Limited Liability Company Agreement with an effective date of October 7, 2013 (the “Original LLC Agreement”), which Original LLC Agreement was amended and restated pursuant to that certain Amended and Restated Limited Liability Company Agreement with an effective date of November 3, 2014 (as amended, the “A&R LLC Agreement”). The A&R LLC Agreement was amended and restated pursuant to that certain Second Amended and Restated Limited Liability Company Agreement with an effective date of September 13, 2017 (as amended, the “Second A&R LLC Agreement”). The Second A&R LLC Agreement was amended and restated pursuant to that certain Third Amended and Restated Limited Liability Company with an effective date of January 1, 2020 (the “Third A&R LLC Agreement”). The Third A&R LLC Agreement was amended and restated pursuant to that certain Fourth Amended and Restated Limited Liability Company with an effective date of January 21, 2021 (the “Fourth A&R LLC Agreement”). The Fourth A&R LLC Agreement was amended pursuant to that certain First Amendment with an effective date of February 2, 2025 (as amended, the “Fourth A&R LLC Agreement with First Amendment”).

E.The Enterprises now desire to amend the Fourth A&R LLC Agreement with First Amendment, with the Second Amendment as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

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1.FHFA, in its capacity as conservator, directed the Company to file a Certificate of Amendment for an entity called “Common Securitization Solutions, LLC” on June 24, 2025 to change the entity’s name to “U.S. Financial Technology, LLC,” with the Delaware Secretary of State (the “Certificate”) and such name change was effective June 25, 2025.

2.The Fourth A&R LLC Agreement with First Amendment is hereby amended as shown on the attached Exhibit A.

3.Except as set forth in this Amendment, all terms and conditions of the Fourth A&R Agreement with First Amendment remain in full force and effect without modification.

4.This Amendment may be executed simultaneously in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument, binding on all of the Parties. Signatures provided by facsimile or electronic copy shall have the same effect as originals.

[Signatures appear on the following pages]

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IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first above written.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By: /s/ Devang Doshi
Name: Devang Doshi
Title: SVP, Capital Markets
Date: 12/12/2025

SECOND AMENDMENT OF THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COMMON SECURITIZATION SOLUTIONS Page 3 of 6

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first above written.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By: /s/ Ravi Shankar
Name: Ravi Shankar
Title: EVP, Head of Single-Family Portfolio and Servicing
Date: November 21, 2025

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IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first above written.

U.S. FINANCIAL TECHNOLOGY, LLC

By: /s/ Anthony Renzi
Name: Anthony Renzi
Title: Chief Executive Officer
Date: December 5, 2025

SECOND AMENDMENT OF THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COMMON SECURITIZATION SOLUTIONS Page 5 of 6

EXHIBIT A

♦ All references to “Common Securitization Solutions, LLC” are replaced with “U.S.
Financial Technology, LLC”.

♦ All references to “CSS” are replaced with “U.S. FinTech”.
♦ This initial paragraph is amended as shown below.

This FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT DATED JANUARY 21, 2021 AS AMENDED BY THE FIRST AMENDMENT Dated February 2, 2024 and name change effective June 25, 2025 (this “Agreement”) is made and entered into as of January 21, 2021, by and among the Federal National Mortgage Association, a government-sponsored enterprise chartered by Congress having its principal place of business at 1100 15th Street, NW, Washington, DC 20005 (“Fannie Mae”), the Federal Home Loan Mortgage Corporation, a government-sponsored enterprise chartered by Congress having its principal place of business at 8200 Jones Branch Drive, McLean, Virginia 22102 (“Freddie Mac”), and U.S. Financial Technology, LLC (formerly named Common Securitization Solutions, LLC), a Delaware limited liability company having its principal place of business at 7501 Wisconsin Avenue, Suite 400W, Bethesda, Maryland 20814 (the “Company” or “~~CSS~~ U.S. FinTech”). (Fannie Mae and Freddie Mac each may be referred to herein individually as an “Enterprise” or a “GSE” and, collectively, as the “Enterprises or the “GSEs.”)

♦ The relevant WHEREAS clause reference below is amended as shown below.

WHEREAS, in furtherance of the Initial Directive, the Second Directive and the Strategic Plan, the Enterprises filed a Certificate of Formation for an entity called “Common Securitization Solutions, LLC” on October 7, 2013, and filed a Certificate of Amendment on June 24, 2025 to change the entity’s name to “U.S. Financial Technology, LLC,” each with the Delaware Secretary of State (collectively, the “Certificate”) to form the Company to design, build, develop, test, operate, support, maintain, update and enhance the Platform and to provide certain services related thereto;

♦ The Company’s charter (within the LLC Agreement) is amended as shown below.

Reference is hereby made to ~~Common Securitization Solutions, LLC~~U.S. Financial Technology, LLC, a Delaware limited liability company formerly named Common Securitization Solutions, LLC

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